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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     We the undersigned directors and/or officers of Endorex Corporation (the "Company"), hereby severally constitute and appoint Michael S. Rosen, President and Chief Executive Officer, and Frank C. Reid, Vice President, Finance and Corporate Development, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.


  WITNESS our hands on this second day of May, 2000.


_______________________           ________________________
Michael S. Rosen                  Frank C. Reid


_______________________           ________________________
Richard Dunning                   Steve H. Kanzer


_______________________           ________________________
Paul D. Rubin                     H. Laurence Shaw


_______________________           ________________________
Kenneth Tempero                   Steven Thornton